WEINSTEIN INTERNATIONAL
C.P.A.

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

for whom it may concern:

We have read Item 4.01 of the Form 8-K dated on or about July 19, 2021, of Everything Blockchain Inc., and are in agreement with the statements contained therein inasmuch as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Weinstein International CPA

July 19, 2021

WEINSTEIN INTERNATIONAL CPA
REG. NO. 516018504

US Number: 1-661-466-2466 **Local:** +972 58 – 6886666 I **Email:** i@dwacc.com **Web:** www.dwacc.com